                          Northwest Airlines Corporation
             1996 Retention and Long Term Incentive Compensation Plan

                              First Amendment to the
                          Northwest Airlines Corporation
    1996 Retention and Long Term Incentive Compensation Plan ("First Amendment")

     1. Reference is made to the Northwest Airlines Corporation 1996 Retention and Long Term Incentive Compensation Plan (the "Plan").

     2. Section 1(a) of the Plan is hereby amended to read in its entirety as follows:

     "a. "Administrator" means the Compensation Administration Subcommittee of the Compensation and Stock Option Committee of the Board, or, if the Board elects to administer the Plan or there otherwise is no Administrator, the Board."

     3. References to the "Plan" in the Plan document shall mean the Plan as amended by this First Amendment.